Exhibit 10.1

WABCO Holdings Inc.

Chaussée de Wavre, 1789

B-1160 Brussels

Belgium

To:	The Lenders, the Arranger, the Borrowers, the Guarantor, the Agent, the Dollar Swingline Agent, the Euro Swingline Agent, the Dollar Swingline Lender and the Euro Swingline Lender (each as defined in the Facility Agreement (as defined below))

23 August 2013

Dear Sirs

USD400,000,000 revolving facility agreement (as amended and restated from time to time, the “Facility Agreement”) dated 8 July 2011 and made between, inter alios, WABCO Holdings Inc. (the “Company”) and others as borrowers, Banc of America Securities Limited as agent, Bank of America, N.A. as issuing bank, the Arranger and the Original Lenders (each as defined in the Facility Agreement)

1.	We refer to the Facility Agreement. Unless otherwise defined herein, terms defined in the Facility Agreement shall have the same meaning when used in this Letter and principles of construction set out in the Facility Agreement shall have effect as if set out in this Letter.

2.	This Letter is a Finance Document for the purposes of the Facility Agreement.

3.	With effect from the date on which the Agent confirms to the Lenders and the Company that it has received each of the documents and other evidence listed in Schedule 1 (Conditions Precedent to the Amendment) in a form and substance satisfactory to it (the “Effective Date”), the Facility Agreement shall be amended as set out in Schedule 2 (Amendments to the Facility Agreement) (pursuant to Clause 43.2 (Exceptions) of the Facility Agreement).

4.	The representations set out in Clause 27 (Representations) of the Facility Agreement are deemed to be made by each Obligor (by reference to the facts and circumstances then existing) on:

(a)	the date of this Letter; and

(b)	the Effective Date,

and references to “this Agreement” in the representations should be construed as references to this Letter and to the Facility Agreement and, on the Effective Date, to the Facility Agreement as amended by the terms of this Letter.

5.	The provisions of the Facility Agreement and the other Finance Documents shall, save as amended by this Letter, continue in full force and effect.

6.

For the avoidance of doubt, each Guarantor confirms for the benefit of the Finance Parties that guarantee and indemnity obligations owed by it under the Facility Agreement as amended by the terms of this Letter shall (a) remain in full force and effect notwithstanding the amendments referred to in paragraph 3 and (b) extend to any new obligations assumed by any Obligor under the Finance Documents as a result of this Letter (including, but not limited to, under the Facility Agreement as amended by the terms of this letter).

7.	Each Obligor, shall, at the request of the Agent and at such Obligor’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Letter.

8.	We shall within three days of demand reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by it, in connection with the negotiation, preparation and execution of this Letter and the transactions contemplated by this Letter.

9.	This Letter is supplemental to and amends the Facility Agreement. After the Effective Date, this Letter should be read and construed as one with the Facility Agreement so that all references to “this Letter”, “herein”, “hereunder” and similar expressions shall be references to the Facility Agreement as amended by this Letter.

10.	This Letter may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Letter, but all the counterparts shall together constitute but one and the same instrument. The Schedules hereto form part of this Letter.

11.	A person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Letter.

12.	This Letter and all non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with English law and the parties hereto submit to the non-exclusive jurisdiction of the English courts in connection with any dispute arising out of or in connection with this Letter (including a dispute regarding any non-contractual obligations arising out of or in connection with it) (each a “Dispute”).

13.	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary. This paragraph is for your benefit only. Accordingly you will not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, you may take concurrent proceedings in any number of jurisdictions.

14.	Please confirm your agreement to the above by countersigning where indicated below and returning to Bank of America Merrill Lynch a copy of the signed Letter marked for the attention of Karen Hall at karen.hall@baml.com. A copy of the signed Letter should be faxed to +32 (2663) 9852 for the attention of Jef van Osta, Treasurer, WABCO Holdings Inc. or e-mailed to jefvanosta@wabco-auto.com.

Yours faithfully

The Company

WABCO HOLDINGS INC.

By:	/s/ Jef Van Osta

Name:	Jef Van Osta
Authorised Signatory of WABCO Holdings Inc.

Agreed and accepted:

The Borrowers

WABCO HOLDINGS INC.

By:	/s/ Jef Van Osta

Name:	Jef Van Osta
Authorised Signatory of WABCO Holdings Inc.

WABCO EUROPE BVBA

By:	/s/ Jef Van Osta

Name:	Jef Van Osta
Authorised Signatory of WABCO Europe BVBA

WABCO FINANCIAL SERVICES SPRL

By:	/s/ Jef Van Osta

Name:	Jef Van Osta
Authorised Signatory of WABCO Financial Services SPRL

WABCO ASIA PRIVATE LTD.

By:	/s/ Jef Van Osta

Name:	Jef Van Osta
Authorised Signatory of WABCO Asia Private Ltd.

WABCO HONG KONG LIMITED

By:	/s/ Jef Van Osta

Name:	Jef Van Osta
Authorised Signatory of WABCO Hong Kong Limited

The Guarantor

WABCO HOLDINGS INC.

By:	/s/ Jef Van Osta

Name:	Jef Van Osta
Authorised Signatory of WABCO Holdings Inc.

The Arrangers

BANC OF AMERICA SECURITIES LIMITED

By:	/s/ Matthew Roper
Matthew Roper
Director

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Andrew Mason
Andrew Mason
Vice President

CREDIT LYONNAIS

By:	/s/ Philippe Gonnet
Philippe Gonnet
Director

FORTIS BANK S.A./N.V.

By:	/s/ Hans Maas	/s/ Virginie Martens
	Hans Maas	Virginie Martens
	Executive Director	Senior Banker

ING BELGIUM SA/NV

By:	/s/ Sandra Vander Mijnsbrugge	/s/ Walter Moens
	Sandra Vander Mijnsbrugge	Walter Moens
	Corporate Lending Office	Lending Corporate Clients

SOCIETE GENERALE CORPORATE & INVESTMENT BANKING (THE CORPORATE AND INVESTMENT BANKING DIVISION OF SOCIETE GENERALE)

By:	/s/ Aguès Joly
Aguès Joly
Head of Automotive Group

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ George Stoecklein
George Stoecklein
Director

THE ROYAL BANK OF SCOTLAND NV, (BELGIUM) BRANCH

By:	/s/ Marc Moerken	/s/ Anne-Marie Van Lierde
	Marc Moerken	Anne-Marie Van Lierde

UNICREDIT BANK AG

By:	/s/ Jens Rünger	/s/ Stephan Kämmerer
	Jens Rünger	Stephan Kämmerer

The Agent

BANC OF AMERICA SECURITIES LIMITED

By:	/s/ Karen Hall
Karen Hall
Assistant Vice President

The Dollar Swingline Agent

BANK OF AMERICA, N.A.

By:	/s/ Alan Tapley
Alan Tapley
AVP

The Euro Swingline Agent

BANC OF AMERICA SECURITIES LIMITED

By:	/s/ Karen Hall
Karen Hall
Assistant Vice President

The Dollar Swingline Lender		The Issuing Bank

BANK OF AMERICA, N.A.		BANK OF AMERICA, N.A.

By:	/s/ Helen Roberts	/s/ Helen Roberts
	Helen Roberts	Helen Roberts
	A.V.P.	A.V.P.

The Euro Swingline Lender

BANK OF AMERICA, N.A.

By:	/s/ Justin Cheung
Justin Cheung
AVP

The Lenders

BANC OF AMERICA SECURITIES LIMITED

By:	/s/ Matthew Roper
Matthew Roper
Director

CITIBANK, N.A., LONDON BRANCH

By:	/s/ Andrew Mason
Andrew Mason
Vice President

CREDIT LYONNAIS

By:	/s/ Philippe Gonnet
Philippe Gonnet
Director

FORTIS BANK S.A./N.V.

By:	/s/ Hans Maas	/s/ Virginie Martens
	Hans Maas	Virginie Martens
	Executive Director	Senior Banker

ING BELGIUM SA/NV

By:	/s/ Sandra Vander Mijnsbrugge	/s/ Walter Moens
	Sandra Vander Mijnsbrugge	Walter Moens
	Corporate Lending Office	Lending Corporate Clients

SOCIETE GENERALE

By:	/s/ Aguès JOLY
Aguès Joly
Head of Automotive Group

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ George Stoecklein
George Stoecklein
Director

THE ROYAL BANK OF SCOTLAND NV, (BELGIUM) BRANCH

By:	/s/ Marc Moerken	/s/ Anne-Marie Van Lierde
	Marc Moerken	Anne-Marie Van Lierde

UNICREDIT BANK AG

By:	/s/ Jens Rünger	/s/ Stephan Kämmerer
	Jens Rünger	Stephan Kämmerer

SCHEDULE 1

CONDITIONS PRECEDENT TO AMENDMENTS

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, this Letter (and in the case of the Company, the fee letter dated the date hereof to which it is a party in relation to the amendments set out in this Letter (the “Fee Letter”)) to which it is a party and resolving that it execute this Letter (and the Fee Letter, as the case may be) to which it is a party;

(ii)	in the case of each Belgian Obligor, setting out the reasons why the board of directors of that Obligor considered that the entry into this Letter is of benefit to that Obligor;

(iii)	authorising a specified person or persons to execute this Letter (and any the Fee Letter, as the case may be) to which it is a party on its behalf; and

(iv)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Letter (and the Fee Letter, as the case may be) to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of an authorised signatory of each Obligor (signed by a director or by a Financial Officer of the relevant Obligor duly authorised by the board of directors) certifying that each copy document relating to it specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Letter.

2.	Legal opinions

(a)	a legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, as to (amongst other things) the legal, valid, biding and enforceable obligations of each Obligor under this Letter, the Facility Agreement as amended by the terms of this Letter and the Fee Letter; and

(b)	if an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger and the Agent in the relevant jurisdiction as to (amongst other things) the due capacity and authority of that Obligor to enter into this Letter and the Fee Letter.

3.	Other documents and evidence

(a)	Evidence that any agent for service of process referred to in Clause 48.2 (Service of process) of the Facility Agreement, if not an Original Obligor, has confirmed its appointment.

(b)	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by this Letter and the Fee Letter or for the validity and enforceability of this Letter and the Fee Letter.

(c)	Evidence that the fees, costs and expenses then due from the Company pursuant to the terms of this Letter and the Fee Letter have been paid or will be paid by 19 August 2013.

(d)	A copy of a good standing certificate with respect to each U.S. Obligor, issued as of a recent date satisfactory to the Agent by the Secretary of State or other appropriate official of each U.S. Obligor’s jurisdiction of incorporation or organisation.

(e)	A certificate in form and substance satisfactory to the Agent of the chief financial officer or director of finance of each U.S. Obligor as to the solvency of such U.S. Obligor.

SCHEDULE 2

AMENDMENTS TO THE FACILITY AGREEMENT

1.	the following definitions shall be inserted in the appropriate alphabetical order in Clause 1.1 (Definitions):

“Code” means the US Internal Revenue Code of 1986.

“FATCA” means:

(a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b) in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“FATCA Protected Lender” means any Lender irrevocably designated as a “FATCA Protected Lender” by the Company by notice to that Lender and the

Agent at least six months prior to the earliest FATCA Application Date for a payment by a Party to that Lender (or to the Agent for the account of that Lender).

“Interpolated Screen Rate” means, in relation to LIBOR or EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time on the Quotation Day for the currency of that Loan.

“US Tax Obligor” means:

(a) a Borrower which is resident for tax purposes in the United States of America; or

(b) an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes;

2.	the definition of “EURIBOR” in Clause 1.1 (Definitions) shall be deleted and replaced with the following:

““EURIBOR” means, in relation to any Loan in euro:

(a) the applicable Screen Rate; or

(b) (if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c) if:

(i) no Screen Rate is available for the Interest Period of that Loan; and

(ii) it is not possible to calculate an Interpolated Screen Rate for that Loan,

(b) the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period comparable equal in length to the Interest Period of that Loan and, if any such rate is below zero, EURIBOR shall be deemed to be zero.”;

3.	the definition of “LIBOR” in Clause 1.1 (Definitions) shall be deleted and replaced with the following:

““LIBOR” means, in relation to any Loan:

(a) the applicable Screen Rate; or

(b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c) if:

(i) no Screen Rate is available for the currency of that Loan; or

(ii) no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan,

(b) the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the quotation Day for the currency of that Loan and for a period comparable equal in length to the Interest Period of that Loan and, if any such rate is below zero, LIBOR shall be deemed to be zero.”;

4.	the definition of “Participating Member State” in Clause 1.1 (Definitions) shall be deleted and replaced with the following:

““Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.”;

5.	the definition of “Screen Rate” in Clause 1.1 (Definitions) shall be deleted and replaced with the following:

““Screen Rate” means:

(a) in relation to LIBOR, the London interbank offered rate administered by the British Bankers Association (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b) in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company.”

6.	the definition of Termination Date in Clause 1.1 (Definitions) shall be deleted in its entirety and replaced with the following:

“Termination Date” means 1 September 2018.”;

7.	the full stop at the end of paragraph (a) of Clause 9.3 (Dollar Swingline Loan Conditions) shall be deleted and replaced with the following:

“or in the case of a Dollar Swingline Loan being made by a Designated Entity, through the Facility Office of that Designated Entity in its Designated Jurisdiction (as defined in Clause 32.11(a)).”

8.	the full stop at the end of paragraph (a) of Clause 12.3 (Euro Swingline Loan Conditions) shall be deleted and replaced with the following:

“or in the case of a Euro Loan being made by a Designated Entity, through the Facility Office of that Designated Entity in its Designated Jurisdiction (as defined in Clause 32.11(a)).”

9.	Paragraph (a) of Clause 16.1 (Illegality) shall be deleted and replaced as follows:

“(a) If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation, that Lender shall promptly notify the Agent upon becoming aware of that event and shall take all reasonable steps to mitigate in accordance with Clause 24.1 (Mitigation) and without prejudice to such Lender’s obligations under Clause 24.1 (Mitigation);

(i) within 20 Business Days of the Agent notifying the Company, the Company may, by written notice to the Agent and that Lender, require that Lender to transfer its Commitment to a replacement Lender in accordance with paragraph (d) of Clause 16.5(d) (Right of replacement or repayment and cancellation in relation to a single lender) provided that any applicable grace period permitted by law has not expired; and

(ii) if the Company does not deliver a notice under paragraph (i) above within 20 Business Days of receipt of notice from the Agent or if any applicable grace period permitted by law under paragraph (i) above has expired, the Commitment of that Lender will be immediately cancelled and each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent.”;

10.	a new paragraph (v) shall be inserted into paragraph (a) of Clause 16.5 (Right of replacement or repayment and cancellation in relation to a single Lender) as follows:

“(v) any FATCA Protected Lender notifies the Agent of a FATCA Event pursuant to Clause 16.6 (Mandatory repayment and cancellation of FATCA Protected Lenders),”;

11.	“or FATCA Event” shall be inserted in the eleventh line of paragraph (a) of Clause 16.5 (Right of replacement or repayment and cancellation in relation to a single Lender) after “indemnification”;

12.	a new Clause 16.6 (Mandatory repayment and cancellation of FATCA Protected Lenders) shall be inserted after Clause 16.5 (Right of replacement or repayment and cancellation in relation to a single Lender) as follows and Clause 16.6 (Restrictions) shall be renumbered as Clause 16.7:

“16.6 Mandatory repayment and cancellation of FATCA Protected Lenders

(a) If on the date falling six months before the earliest FATCA Application Date for any payment by a Party to a FATCA Protected Lender (or to the Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date (a “FATCA Event”):

(i) that Lender shall, reasonably promptly after that date, notify the Agent of that FATCA Event and the relevant FATCA Application Date;

(ii) if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing and that Lender has not been repaid or replaced pursuant to Clause 16.5 (Right of replacement or repayment and cancellation in relation to a single Lender) (other than by reason of that Lender’s failure to comply with its obligations pursuant to paragraph (d) of Clause 16.5 (Right of replacement or repayment and cancellation in relation to a single Lender):

(A) that Lender may, at any time between one month and two weeks before such FATCA Application Date, notify the Agent;

(B) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(C) each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the last Business Day before the relevant FATCA Application Date.”

13.	sub-paragraphs (i) and (ii) of Clause 20.2(a) (Utilisation Fees) shall be renumbered (ii) and (iii) respectively and a new sub-paragraph (i) shall be inserted before sub-paragraph (ii) thereof as follows:

“(i) 0.075 per cent. per annum on the aggregate Base Currency Amount of the Utilisations hereunder for each day on which such amount is greater than 0 per cent. but less than or equal to 33.33 per cent. of the Total Commitments;”

14.	the definition of “Tax Deduction” at Clause 21.1 (Definitions) shall be amended by inserting:

“, other than a FATCA Deduction”

after “Finance Document” in the last line of that paragraph;

15.	the following shall be inserted as a new paragraph (b)(ii)(D) after paragraph (b)(ii)(C) of Clause 21.3 (Tax indemnity):

(D) relates to a FATCA Deduction required to be made by a Party.

16.	the following shall be inserted as a new Clause 21.9 (FATCA Information):

“21.9 FATCA Information

(a) Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i) confirm to that other Party whether it is:

(A) a FATCA Exempt Party; or

(B) not a FATCA Exempt Party; and

(ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(b) If a Party confirms to another Party pursuant to paragraph 21.9(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c) Paragraph (a) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i) any law or regulation;

(ii) any fiduciary duty; or

(iii) any duty of confidentiality.

(d) If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

(i) if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii) if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e) If a Borrower is a US Tax Obligor, or where the Agent reasonably believes that its obligations under FATCA require it, each Lender shall, within ten Business Days of:

(i) where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii) where a Borrower is a US Tax Obligor and the relevant Lender is a New Lender, the relevant Transfer Date;

(iii) the date a new US Tax Obligor accedes as a Borrower; or

(iv) where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(v) a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(vi) any withholding statement and other documentation, authorisations and waivers as the Agent may require to certify or establish the status of such Lender under FATCA.

The Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Borrower and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (e).

(f) Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Agent pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Agent in writing of its legal inability to do so. The Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Borrower. The Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).”;

17.	the following shall be inserted as a new Clause 21.10 (FATCA Deduction):

“21.10 FATCA Deduction

(a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Agent and the other Finance Parties.”

18.	the following shall be inserted as new paragraph (a)(ii) of Clause 22.3 (Exceptions) and the subsequent paragraphs shall be renumbered accordingly:

“(ii) attributable to a FATCA Deduction required to be made by a Party;”

19.	Clause 32.11 (a) shall be deleted and replaced as follows:

“Any Lender, the Issuing Bank, the Dollar Swingline Lender or the Euro Swingline Lender (a “Related Lender”) may designate an Affiliate (a “Designated Entity”) in order to participate in or fund Loan(s) to or issue Letters of Credit on behalf of Borrowers incorporated in a particular jurisdiction or jurisdictions (“Designated Jurisdictions”) on its behalf.”

20.	Clause 32.11 (e) shall be deleted and replaced as follows:

“The relevant Related Lender shall provide the Agent with five Business Days’ written notice if it requires a Designated Entity to participate in or fund Loan(s) to or issue Letters of Credit on behalf of Borrowers incorporated in a Designated Jurisdiction, specifying the Base Currency Amount of the Designated Entity’s participation in the relevant Loan(s) and the Agent shall inform the Company of that Designated Entity’s participation on the day of receipt of such notice.”

21.	the first paragraph of Clause 32.11 (f) shall be deleted and replaced as follows:

“On the date a Designated Entity participates in or funds a Loan or issues a Letter of Credit, subject to paragraph (g) below:”

22.	Clause 32.11 (h)(i) shall be deleted and replaced as follows:

“so long as the relevant Designated Entity is able to do so, procure that, subject to the terms of this Agreement, that Designated Entity participates in or funds Loan(s)s to or issues Letters of Credit on behalf of Borrower(s) in its Designated Jurisdiction; and”

23.	the following shall be inserted as a new Clause 33.7 after Clause 33.6 (Resignation of a Guarantor):

“33.7 Changes to the Obligors – FATCA

(a) No Subsidiary may become an Additional Borrower or an Additional Guarantor, or cease to be a Borrower or Guarantor, before the date falling ten Business Days after the Company’s request in relation thereto has been notified by the Agent to the Lenders, unless each Lender is a “FATCA Protected Lender”. The Agent shall notify the Lenders reasonably promptly of any such requests from the Company.

(b) If the Agent or a Lender reasonably believes that a Subsidiary becoming an Additional Borrower or an Additional Guarantor, or ceasing to be a Borrower or Guarantor, may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or such Lender (as the case may be) notifies the Company and the Agent accordingly, that Subsidiary may, subject to paragraph (c) below, not become an Additional Borrower or an Additional Guarantor, or cease to be a Borrower or Guarantor (as the case may be) without the consent of the Agent or that Lender (as the case may be).

(c) The consent of a Lender shall not be required pursuant to paragraph (b) above if that Lender is a FATCA Protected Lender.”;

24.	the following shall be inserted as a new paragraph (h) to Clause 34.11 (Resignation of the Agent):

“(h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i) the Agent fails to respond to a request under Clause 21.9 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii the information supplied by the Agent pursuant to Clause 21.9 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign.”

25.	the following shall be inserted as a new paragraph (d) of Clause 43.1 (Required consents):

“(d) No amendment or waiver may be made before the date falling ten Business Days after the terms of that amendment or waiver have been notified by the Agent to the Lenders, unless each Lender is a “FATCA Protected Lender”. The Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Company.”;

26.	the following shall be inserted as a new paragraph (c) of Clause 43.2 (Exceptions):

“(c)

(i) If the Agent or a Lender reasonably believes that an amendment or waiver may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Company and the Agent accordingly, that amendment or waiver may, subject to paragraph (ii) below, not be effected without the consent of the Agent or that Lender (as the case may be).

(ii) The consent of a Lender shall not be required pursuant to paragraph (i) above if that Lender is a FATCA Protected Lender.”

27.	the following shall be inserted as a new paragraph in Clause 1 of Part IV (Utilisation Request – Letters of Credit) of Schedule 3 (Requests) after “Term or Expiry Date: [—]”:

“Description of the underlying transaction: [—]”;

28.	the following shall be inserted as a new Clause 11 in Schedule 13 (Form of Letter of Credit) after Clause 10 (Jurisdiction):

“11. Presentation of documents(s) that are not in compliance with the applicable anti-boycott, anti-money laundering, anti-terrorism, anti-drug trafficking, export denial or economic sanctions laws, regulations or orders is not acceptable. Applicable laws, regulations or orders will vary depending on the transaction and will include (but not be limited to) those of the United Nations, United States, European Union, and/or the laws, regulations or orders of any other relevant jurisdiction.”

29.	the following shall be inserted as new Related Lenders, Designated Entities and Jurisdictions (in that order) at the end of the list in Schedule 18 (Designated Entities):

“Bank of America, N.A.	Bank of America, N.A.	Singapore
as Issuing Bank	Singapore Branch

Bank of America, N.A.	Bank of America, N.A.	Singapore
as Euro Swingline Lender	Singapore Branch

Bank of America, N.A.	Bank of America, N.A.	Singapore”
as Dollar Swingline Lender	Singapore Branch.